Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS 2009 THIRD-QUARTER AND NINE-MONTH RESULTS
THIRD-QUARTER REVENUE GROWS 6.5%; EPS FROM CONTINUING OPERATIONS UP 14.3%
CASH EPS INCREASES 31.3%
Cleveland, Ohio (October 29, 2009)—CBIZ, Inc. (NYSE: CBZ) today announced results for the third quarter ended September 30, 2009.
CBIZ reported revenue of $179.0 million for the third quarter ended September 30, 2009, an increase of 6.5% over the $168.2 million reported for the third quarter of 2008. Revenue from newly acquired operations, net of divestitures, contributed $22.7 million or 13.5% to revenue growth in the third quarter compared with the same period a year ago. Same-unit revenue declined by 7.0%, or $11.8 million. CBIZ reported income from continuing operations for the quarter of $5.1 million, or $0.08 per diluted share, compared with $4.3 million, or $0.07 per diluted share in the third quarter of 2008.
For the nine-month period ended September 30, 2009, CBIZ reported revenue of $588.3 million, an increase of 8.8%, or $47.6 million over the $540.7 million reported for the comparable nine-month period a year ago. Same-unit revenue decreased by 4.6%, or $24.6 million, for the first nine months of 2009 compared to the same period a year ago. Acquisitions, net of divestitures, contributed $72.1 million to revenue growth for the first nine months of 2009. Net income from continuing operations was $29.8 million for the first nine months of 2009, or $0.48 per diluted share, compared with $28.0 million for the first nine months of 2008, or $0.45 per diluted share.
During the third quarter of 2009, the Company repurchased 890 thousand shares of its common stock at a cost of approximately $6.0 million and for the year to date, the Company has repurchased approximately 1.7 million shares at a cost of approximately $12.7 million. The outstanding balance of the Company’s unsecured bank line of credit at September 30, 2009, was $115.7 million compared with a balance of $125.0 million at December 31, 2008.
The Company is reporting Cash EPS, a non-GAAP measure designed to more clearly illustrate the impact of certain non-cash charges to income from continuing operations. For the quarter ended September 30, 2009, Cash EPS was $0.21 per diluted share compared with $0.16 per diluted share for the same quarter a year ago, an increase of 31.3%. For the nine-month period ended September 30, 2009, Cash EPS was $0.83 per diluted share compared with $0.71 for the comparable nine-month period a year ago, an increase of 16.9%. A schedule which reconciles Cash EPS with GAAP EPS is attached.
“We are happy to report continued growth in revenue and in earnings throughout 2009. The acquisitions we made in 2008 are performing well and we are pleased to have closed two additional acquisitions to date in 2009,” stated Steven L. Gerard, Chairman and CEO. “We continue to generate strong positive cash flow in 2009, and given the challenges presented by economic conditions, we are continuing to carefully manage expenses. For the full year in 2009, we expect to report earnings per share from continuing operations of approximately $0.54 to $0.55, which is an increase of approximately 8% to 10% compared with 2008,” concluded Mr. Gerard.
CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts wishing to participate in the conference call may dial 1-888-862-6557 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-630-691-2748. A replay of the call will be available starting at 1:00 p.m. (ET) October 29 through midnight (ET), November 3, 2009. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 25614953. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.
CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and technology. As one of the largest benefits specialists and one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides its clients with financial services including accounting and tax, internal audit, merger and acquisition advisory, and valuation. Employee services include group benefits, property and casualty insurance, payroll, HR consulting and wealth management. CBIZ also provides information technology, hardware and software solutions, healthcare consulting and medical practice management. These services are provided through more than 140 Company offices in 36 states.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.
For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2009	%	2008 (1)%
Revenue	$179,023	100.0%	$168,159	100.0%

Operating expenses	163,783	91.5%	148,721	88.4%

Gross margin	15,240	8.5%	19,438	11.6%

Corporate general and administrative expenses	8,491	4.7%	7,270	4.3%

Operating income	6,749	3.8%	12,168	7.3%

Other income (expense):
Interest expense	(3,181)	-1.8%	(2,702)	-1.6%
Gain on sale of operations, net	910	0.5%	229	0.1%
Other income (expense), net (2)	3,144	1.8%	(3,018)	-1.8%

Total other income (expense), net	873	0.5%	(5,491)	-3.3%

Income from continuing operations before income tax expense	7,622	4.3%	6,677	4.0%

Income tax expense	2,542		2,348

Income from continuing operations	5,080	2.8%	4,329	2.6%

Loss from operations of discontinued businesses, net of tax	(4)		(56)
Gain on disposal of discontinued businesses, net of tax	27		132

Net income	$5,103	2.9%	$4,405	2.6%

Diluted earnings per share:
Continuing operations	$0.08		$0.07
Discontinued operations	—		—

Net income	$0.08		$0.07

Diluted weighted average common shares outstanding	61,712		61,772

Other data from continuing operations:
EBIT (3)	$9,893		$9,150
EBITDA (3)	$14,997		$12,881

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FASB ASC Topic 470.20 “Debt with Conversion and Other Options”.

(2)	Includes a net gain of $2,890 and a net loss of $1,898 for the three months ended September 30, 2009 and 2008, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(3)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of divested operations. EBITDA represents EBIT before depreciation and amortization expense of $5,104 and $3,731 for the three months ended September 30, 2009 and 2008, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(In thousands, except percentages and per share data)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2009	%	2008 (1)%
Revenue	$588,272	100.0%	$540,713	100.0%

Operating expenses	511,723	87.0%	461,402	85.3%

Gross margin	76,549	13.0%	79,311	14.7%

Corporate general and administrative expenses	23,887	4.1%	22,313	4.2%

Operating income	52,662	8.9%	56,998	10.5%

Other income (expense):
Interest expense	(10,221)	-1.7%	(8,044)	-1.5%
Gain on sale of operations, net	1,004	0.2%	470	0.1%
Other income (expense), net (2)	5,449	0.9%	(4,030)	-0.7%

Total other expense, net	(3,768)	-0.6%	(11,604)	-2.1%

Income from continuing operations before income tax expense	48,894	8.3%	45,394	8.4%

Income tax expense	19,123		17,441

Income from continuing operations	29,771	5.1%	27,953	5.2%

Income (loss) from operations of discontinued businesses, net of tax	131		(250)
Gain (loss) on disposal of discontinued businesses, net of tax	178		(308)

Net income	$30,080	5.1%	$27,395	5.1%

Diluted earnings (loss) per share:
Continuing operations	$0.48		$0.45
Discontinued operations	0.01		(0.01)

Net income	$0.49		$0.44

Diluted weighted average common shares outstanding	61,897		62,801

Other data from continuing operations:
EBIT (3)	$58,111		$52,968
EBITDA (3)	$73,370		$64,314

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FASB ASC Topic 470.20 “Debt with Conversion and Other Options”.

(2)	Includes net gain of $4,539 and a net loss of $3,817 for the nine months ended September 30, 2009 and 2008, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(3)	EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of divested operations. EBITDA represents EBIT before depreciation and amortization expense of $15,259 and $11,346 for the nine months ended September 30, 2009 and 2008, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except per share data)
SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2009	2008 (1)	2009	2008 (1)
Revenue
Financial Services	$86,854	$70,404	$305,685	$244,552
Employee Services	41,385	44,513	129,363	139,075
Medical Management Professionals	40,724	41,345	122,478	124,010
National Practices	10,060	11,897	30,746	33,076

Total	$179,023	$168,159	$588,272	$540,713

Gross Margin
Financial Services	$7,966	$6,168	$50,223	$42,696
Employee Services	6,317	7,538	21,511	24,353
Medical Management Professionals	5,583	5,561	16,898	15,712
National Practices	305	924	816	1,832
Operating expenses — unallocated (2)	(4,931)	(753)	(12,899)	(5,282)

Total	$15,240	$19,438	$76,549	$79,311

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation.

(2)	Represents operating expenses not directly allocated to individual businesses, including stock based compensation, consolidation and integration charges and certain advertising expenses. Unallocated operating expenses also include a net gain of $2,529 and a net loss of $1,611 for the three months ended September 30, 2009 and 2008, respectively, and a net gain of $3,977 and a net loss of $3,226 for the nine months ended September 30, 2009 and 2008, respectively, attributable to assets held in the Company’s deferred compensation plan. Eliminating the impact of the gain or loss attributable to the deferred compensation plan would result in unallocated operating expenses of $2,402 and $2,364 for the three months ended September 30, 2009 and 2008, respectively, and $8,922 and $8,508 for the nine months ended September 30, 2009 and 2008, respectively.
CASH EARNINGS AND PER SHARE DATA
Reconciliation of Income from Continuing Operations to Cash Earnings from Continuing Operations (3)

	THREE MONTHS ENDED SEPTEMBER 30,
	2009	Per Share	2008	Per Share
Income from Continuing Operations	$5,080	$0.08	$4,329	$0.07

Selected non-cash items:
Depreciation and amortization	5,104	0.09	3,731	0.06
Non-cash interest on convertible note	1,003	0.02	929	0.01
Stock based compensation	1,285	0.02	958	0.02

Non-cash items	7,392	0.13	5,618	0.09

Cash earnings - Continuing Operations	$12,472	$0.21	$9,947	$0.16

	NINE MONTHS ENDED SEPTEMBER 30,
	2009	Per Share	2008	Per Share
Income from Continuing Operations	$29,771	$0.48	$27,953	$0.45

Selected non-cash items:
Depreciation and amortization	15,259	0.25	11,346	0.18
Non-cash interest on convertible note	2,946	0.05	2,729	0.04
Stock based compensation	3,465	0.05	2,783	0.04

Non-cash items	21,670	0.35	16,858	0.26

Cash earnings - Continuing Operations	$51,441	$0.83	$44,811	$0.71

(3)	The Company believes cash earnings and cash earnings per diluted share (non-GAAP measures) more clearly illustrate the impact of certain non-cash charges to income from continuing operations and are a useful measure for the Company and its analysts. Cash earnings is defined as income from continuing operations excluding depreciation and amortization, non-cash interest expense and non-cash stock based compensation expense. Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted common shares outstanding for the period indicated. Cash earnings and cash earnings per diluted share should not be regarded as a replacement or alternative of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands, except percentages and ratios)
SELECT BALANCE SHEET DATA AND RATIOS

	SEPTEMBER 30,	DECEMBER 31,
	2009	2008 (1)
Cash and cash equivalents	$3,589	$9,672
Restricted cash	$13,983	$15,786
Accounts receivable, net	$148,945	$129,164
Current assets before funds held for clients	$186,795	$178,565
Funds held for clients - current and non-current	$70,581	$113,121
Goodwill and other intangible assets, net	$365,593	$350,216

Total assets	$681,812	$698,592

Current liabilities before client fund obligations	$88,344	$90,193
Client fund obligations	$73,523	$116,638
Convertible notes	$92,832	$89,887
Bank debt	$115,700	$125,000

Total liabilities	$416,121	$456,993

Treasury stock	$(269,396)	$(256,295)

Total stockholders’ equity	$265,691	$241,599

Debt to equity (2)	78.5%	88.9%
Days sales outstanding (DSO) - continuing operations (3)	70	67

Shares outstanding	61,644	62,472

Basic weighted average common shares outstanding	61,302	61,839

Diluted weighted average common shares outstanding	61,897	62,572

(1)	Certain amounts in the 2008 financial data have been reclassified to conform to the current year presentation and revised to reflect the retroactive application of FASB ASC Topic 470.20 “Debt with Conversion and Other Options”.

(2)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.

(3)	DSO is provided for continuing operations and represents accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The calculation of DSO for the nine months ended September 30, 2009 and the twelve months ended December 31, 2008 excludes accounts receivable, unbilled revenue and daily revenue for the two businesses that were acquired on December 31, 2008. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at September 30, 2008 was 71 days.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007